Exhibit 8.1

600 Quarrier Street, Charleston, WV 25301 P.O. Box 1386, Charleston, WV 25325-1386 304.347.1100 T 304-347-1100 F 304-343-3058

101 South Queen Street
Martinsburg, WV 25401

125 Granville Square, Suite 400
Morgantown, WV 26501

501 Avery Street
Parkersburg, WV 26101

Post Office Box 390
Wheeling, WV 26003

Southpointe Town Center
1800 Main Street, Suite 200
Canonsburg, PA 15317

480 West Jubal Early Drive, Suite 130
Winchester, VA 22601

January 18, 2023	bowlesrice.com

William P. Stafford, II First Community Bankshares, Inc. 29 College Drive Bluefield, Virginia 26405

Dear Mr. Stafford:

We have acted as counsel to First Community Bankshares, Inc., a Virginia corporation (“First Community”), in connection with the proposed merger (“Merger”) of Surrey Bancorp, a North Carolina corporation (“Surrey”), with and into First Community, pursuant to the Agreement and Plan of Merger executed by First Community and Surrey dated as of November 18, 2022 (the “Merger Agreement”).

At your request, and in connection with the filing by First Community of a Registration Statement on Form S-4, including the proxy statement/prospectus contained therein with the Securities and Exchange Commission (the “Commission”), we are rendering our opinions concerning material United States federal income tax matters.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Merger Agreement.

REPRESENTATIONS

With your permission, we have relied upon statements and representations set forth in the Merger Agreement, in the Registration Statement on Form S-4, and any exhibits attached thereto, initially filed on January 17, 2023, as amended or supplemented (the “Registration Statement”), and in letters of each of First Community and Surrey addressed to this firm dated January 17, 2023, concerning the Merger (collectively, the “Tax Certificates”). The relevant facts concerning the Merger are set forth in the Merger Agreement and the Registration Statement. The facts and the description of the Merger set forth in the Merger Agreement and the Registration Statement are incorporated herein by this reference.

ASSUMPTIONS

In rendering the opinions set forth below, we have assumed, with your permission, that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time (other than the information provided in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER”), (iii) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (iv) none of the documents that have been executed will be amended, and any documents that have been presented to us but that will be executed at a later date, will be executed without any material changes, (v) the statements and representations of fact (which statements and representations of fact we have neither investigated nor verified) contained in the Tax Certificates are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time, and (vi) any statements and representations made in the Tax Certificates “to the knowledge of,” or similarly qualified, are and will be true, complete and correct without such qualification. If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected.

William P. Stafford, II
First Community Bankshares, Inc.
January 18, 2023

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, and (iii) such corporate records, agreements, documents and other instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering our opinion, we have considered the applicable provisions of (i) the Internal Revenue Code of 1986, as amended and as in effect on the date hereof (the “Code”), and our interpretations of the Code, (ii) the applicable Treasury Regulations promulgated under the Code and as currently in effect (the “Regulations”), (iii) current administrative interpretations by the Internal Revenue Service of the Code and the Regulations as they apply to reorganizations, and (iv) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

OPINION

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER,” (i) we are of the opinion that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, (ii) First Community and Surrey will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) the discussion in the Registration Statement under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger.

Our opinion is a limited scope opinion that addresses only the issues described above. Additional issues may exist that affect the federal income tax treatment of the Merger or the parties to the Merger that are not addressed by this limited scope opinion and this opinion cannot be relied on for the purpose of avoiding tax penalties with regard to any such federal income tax issue that is not addressed herein.

It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. If the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, the opinions expressed in this letter may become inapplicable. These opinions reflect our best professional judgment as to the correct United States federal income tax consequences of the matters that it addresses.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be true or correct.

Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the Merger or any transaction related thereto or contemplated thereby.

William P. Stafford, II
First Community Bankshares, Inc.
January 18, 2023

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name and to the reference to this opinion under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement and elsewhere in the proxy statement/prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ Bowles Rice LLP